UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  September 25, 2000









                    AUDIOMONSTER ONLINE, INC.
     (Exact name of registrant as specified in its charter)







Nevada                000-24595                   88-0343832
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

200-1311 Howe St., Vancouver, B.C. Canada V6Z 2P3
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 684-2004



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On September 19, 2000, the Company incorporated a wholly-owned subsidiary named AMOL Inc. in Delaware., which entered into an an Agreement and Plan of Merger with Lockwave, Inc., a Delaware corporation on September 25, 2000. Under the terms of the agreement, the Company will issue 4,500,000 shares of its common stock to Imojo, Inc., the sole shareholder of Lockwave, Inc.

ITEM 7.   FINANCIAL    STATEMENTS,   PRO   FORMA    FINANCIAL
          INFORMATION AND EXHIBITS

     a) Financial Statements of Lockwave, Inc. will be filed on or before December 11, 2000.
     b) Pro Forma Financial Statements will be filed on or before December 11, 2000.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           AudioMonster Online, Inc.



                           By: /s/ Greg Corcoran
                              Greg Corcoran, President



                           Date: October 10, 2000